UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 29, 2009
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	001-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) In light of the complex business challenges Developers Diversified Realty Corporation (the “Company”) continues to navigate, the Company’s Board of Directors (the “Board”) and the Executive Compensation Committee of the Board (the “Committee”), under the advisement of an independent compensation consultant, elected to conduct a review and analysis of all facets of the Company’s ongoing executive compensation program. Based on this review, and with the objective of further aligning the interests of the Company’s executives with its shareholders, emphasizing the Company’s “pay-for-performance” philosophy, and placing more compensation at risk and tied to the performance of the Company’s stock, the Board and the Committee modified the Company’s executive compensation program as follows:
•	Reduced the multiples used to determine the annual bonuses paid to Scott A. Wolstein, the Company’s Chairman and Chief Executive Officer, and Daniel B. Hurwitz, the Company’s President and Chief Operating Officer;

•	Granted time-based retention equity awards to all of the Company’s officers;

•	Established a value sharing long-term equity incentive program in which all of the Company’s officers participate, which program rewards the increase in share price;

•	Eliminated the gross-up provisions contained in the employment and change in control agreements with Messrs. Wolstein and Hurwitz;

•	Eliminated Mr. Wolstein’s company aircraft usage perquisite;

•	Identified certain compensation arrangements to be effective when Mr. Wolstein is appointed Executive Chairman and Mr. Hurwitz succeeds Mr. Wolstein as Chief Executive Officer; and

•	Eliminated the “evergreen” renewal feature of the employment agreements with Messrs. Wolstein and Hurwitz in favor of agreements with a fixed term of approximately 3.5 years.
As a result of these decisions, the Company has entered into amended and restated employment agreements with Messrs. Wolstein and Hurwitz and terminated their change in control agreements, has granted retention equity awards to the Company’s 49 officers, and has implemented a value sharing long-term equity incentive program for these same officers, all as further described in this report.
     Employment Agreements with Mr. Wolstein and Mr. Hurwitz
     On July 29, 2009, the Company, with the approval of both the Board and the Committee, entered into an Amended and Restated Employment Agreement with each of Mr. Wolstein (the “New Wolstein Agreement”), and Mr. Hurwitz (the “New Hurwitz Agreement” and, together with the New Wolstein Agreement, the “New Employment Agreements”). The New Wolstein Agreement supersedes in its entirety the Employment Agreement, dated as of October 15, 2008, between the Company and Mr. Wolstein (the “Old Wolstein Agreement”), and the New Hurwitz Agreement supersedes in its entirety the Employment Agreement, dated as of October 15, 2008, between the Company and Mr. Hurwitz (the “Old Hurwitz Agreement” and, together with the Old Wolstein Agreement, the “Old Employment Agreements”).
     The Company entered into the New Employment Agreements with Messrs. Wolstein and Hurwitz (the “Executives”) to revise the terms pursuant to which the Executives will continue to serve the

Company. The term of each New Employment Agreement runs from July 29, 2009 through December 31, 2012 (such period, the “Contract Period”), which eliminates the “evergreen” renewal feature contained in the Old Employment Agreements. The New Employment Agreements contemplate that Mr. Hurwitz may be promoted to Chief Executive Officer of the Company if at some point during the Contract Period Mr. Wolstein ceases to serve in that role due to being promoted to Executive Chairman of the Company.
     The New Employment Agreements provide for minimum base salaries, subject to increases approved by the Committee, of $875,000 for Mr. Wolstein and $616,000 for Mr. Hurwitz. The Executives are entitled to participate in the Company’s broad-based retirement and other benefit plans, including the Company’s 401(k) plan and its deferred compensation program, and are also entitled to receive the medical and dental insurance coverage and benefits maintained by the Company during the Contract Period that are generally available to the Company’s other employees. The Company will also provide the current disability insurance coverage (or self-insure such coverage) for Mr. Wolstein during the Contract Period while Mr. Wolstein is employed by the Company, subject to the terms of such policies, of at least $46,500 per month through age 65, and for Mr. Hurwitz during the Contract Period while Mr. Hurwitz is employed by the Company, subject to the terms of such policies, of at least $25,000 per month through age 65.
     Under the New Employment Agreements, the Executives are entitled to annual performance-based cash bonuses equal to a percentage of their year-end base salaries as determined by the Committee. The respective threshold, target and maximum annual cash bonus opportunities, as a percentage of year-end base salary, for the Executives are: Mr. Wolstein, 250%, 375% and 500%; and Mr. Hurwitz, 200%, 300% and 400%. In general, these opportunities have been reduced from those provided for in the Old Employment Agreements (which were 350% at threshold and 800% at maximum for Mr. Wolstein and 300% at threshold and 600% at maximum for Mr. Hurwitz). The Committee will from time to time establish the performance factors and criteria relevant for determination of such annual cash bonuses (with the performance metrics for the 2009 annual cash bonuses being Annual Budget Performance (weighted 1/3), Relative Total Shareholder Return (weighted 1/3) and Strategic Objectives (weighted 1/3)) and will timely communicate the applicable performance metrics, weighting and targets to the Executives for subsequent years during the Contract Period while the Executives are employed by the Company. There are no guaranteed annual cash bonuses under the New Employment Agreements, and the annual cash bonus for each Executive for any applicable year could be as low as zero or as high as the maximum opportunity.
     The New Employment Agreements provide that the Executives will receive a retention equity award as further described below, and will be entitled to participate in and receive an award under the Company’s Value Sharing Equity Program as further described below. In consideration of executing the New Employment Agreements, the Executives will also receive the following cash payments: Mr. Wolstein, $1,000,000; and Mr. Hurwitz, $750,000. The Executives are also entitled to participate during the Contract Period while they are employed by the Company in any other equity or other employee benefit plan generally available to the Company’s senior executive officers, including any long-term incentive compensation plan or similar program, including the Value Sharing Equity Program described below. Under the terms of the New Employment Agreements, if at the end of the Contract Period the Executives have not entered into a subsequent or amended employment agreement with the Company extending beyond the Contract Period, but the Executives have earned awards under the Value Sharing Equity Program that have not yet vested, those awards will remain outstanding and continue to vest according to their original vesting terms. The New Hurwitz Agreement also provides that if Mr. Hurwitz is promoted to Chief Executive Officer during the Contract Period while Mr. Hurwitz is employed by the Company, Mr. Hurwitz will then be granted a promotion equity award for 160,000 restricted shares that will vest no more favorably than in 20% annual increments beginning on the date of grant and on each of the first four anniversaries of the date of grant. This promotion equity award will also be subject to continued vesting at the end of the Contract Period as described above with respect to awards under the Value Sharing Equity Program.
     Each Employment Agreement may be terminated under a variety of circumstances, including the Executive’s death. The Board may terminate each Employment Agreement for “cause” if the Executive engages in certain specified conduct, if the Executive is disabled for a specified period of time or at any other time without cause by giving the Executive 90 days’ prior written notice. Each Executive may also terminate his Employment Agreement for “good reason” in certain specified circumstances or at any other time without good reason by giving the Company 90 days’ prior written notice. The Executives have given up the right to have the justification for any termination for cause determined by an arbitrator, as provided for in the Old Employment Agreements.
     The Executives are entitled under the Employment Agreements to certain additional payments and benefits in the event of certain termination circumstances. If an Executive is terminated by the Board without cause or the Executive terminates his employment for good reason during the Contract Period (and the termination is not in connection with a Change in Control (as defined in the New Employment Agreements)), he is entitled to receive: (1) accrued but unpaid base salary and his prior year’s annual cash bonus to the extent not paid; (2) a lump sum amount equal to (A) if the termination occurs during either 2009 or 2010, two times the sum of the Executive’s base salary as of the termination date plus his target annual cash bonus opportunity for the year in which the termination date occurs, (B) if the termination occurs during 2011, the sum of the Executive’s base salary for the period after the termination date through the end of the Contract Period plus two times his target annual cash bonus opportunity for 2011 or (C) if the termination occurs during 2012, the sum of the Executive’s base salary for the period after the termination date through the end of the Contract Period plus his target annual cash bonus opportunity for 2012; and (3) continued health and welfare benefits for the Executive and his eligible dependents through the earlier of the first anniversary of the termination date and the end of the Contract Period. Additionally, in the event of such termination, subject to the terms of applicable equity plans, the Executive’s unvested time-based equity awards and earned but unvested long-term equity incentive awards (including those under the Value Sharing Equity Program) will remain outstanding and continue to vest according to their original vesting terms, subject to the Board’s discretion to cash-out such equity awards. This treatment is different from the automatic vesting provided for by the Old Employment Agreements.
     If an Executive is terminated by reason of his death during the Contract Period, his estate or beneficiaries are entitled to receive his accrued but unpaid base salary and his prior year’s annual cash bonus to the extent not paid, and his eligible dependents are entitled to receive continued health and welfare benefits through the earlier of the first anniversary of the termination date and the end of the Contract Period. Additionally, Mr. Hurwitz’s estate or beneficiaries are entitled to receive a lump sum amount equal to $2.5 million either from the Company or as a life insurance payment. If an Executive is terminated due to disability during the Contract Period, he is entitled to receive: (1) his accrued but unpaid based salary and his prior year’s annual cash bonus to the extent not paid; and (2) continued health and welfare benefits for the Executive and his eligible dependents through the earlier of the first anniversary of the termination date and the end of the Contract Period. The Executives have relinquished their rights to receive certain lump sum payments upon termination due to disability, as provided for in the Old Employment Agreements. Certain of these termination payments and benefits described above are subject to the Executive’s execution of a general release of claims against the Company or the Company’s waiver of such release.
     Under the New Employment Agreements, the following payments and benefits are payable by the Company to the Executive if a “Triggering Event” occurs during the Contract Period while the Executive is employed by the Company: (1) accrued but unpaid base salary and his prior year’s annual cash bonus to the extent not paid; (2) a lump sum amount equal to (A) if the termination occurs during either 2009 or 2010, two times the sum of the Executive’s base salary as of the termination date plus his target annual cash bonus opportunity for the year in which the termination date occurs, (B) if the termination occurs during 2011, the sum of the Executive’s base salary for the period after the termination date through the end of the Contract Period plus two times his target annual cash bonus opportunity for 2011 or (C) if the termination occurs during 2012, the sum of the Executive’s base salary for the period after the termination date through the end of the Contract Period plus his target annual cash bonus opportunity for 2012; and (3) continued health and welfare benefits for the Executive and his eligible dependents through the earlier of the first anniversary of the termination date and the end of the Contract Period. Additionally, under such circumstances, subject to the terms of applicable equity plans, the Executive’s unvested time-based equity awards and earned but unvested long-term equity incentive awards (including those under the Value Sharing Equity Program) will remain outstanding and continue to vest according to their original vesting terms, subject to the Board’s discretion to cash-out such equity awards. Under these circumstances, the Company will also be deemed to have waived any requirement for a general release of claims against the Company.
     The terms “Change in Control” and “Triggering Event” are defined in the New Employment Agreements. Change in Control generally means the occurrence during the Contract Period while the Executive is employed by the Company of certain events including consummation of a Company merger or consolidation in which the Company is not the surviving entity, a sale of substantially all of the Company’s assets, or the liquidation or dissolution of the Company and certain significant changes in the ownership of the Company’s outstanding securities (which triggering threshold has been raised from 20% or more to 30% or more of the voting power of the Company’s outstanding securities without the prior consent of the Board) or in the composition of the Board. For Mr. Wolstein, a Triggering Event means certain situations specified in the New Wolstein Agreement and occurring during the Contract Period while Mr. Wolstein is employed by the Company in which, within three years after a Change in Control, Mr. Wolstein is terminated or terminates his employment as a result of certain adverse impacts on his position with the Company or compensation. For Mr. Hurwitz, a Triggering Event means certain situations specified in the New Hurwitz Agreement and occurring during the Contract Period while Mr. Hurwitz is employed by the Company in which, within two years after a Change in Control, Mr. Hurwitz is terminated or terminates his employment as a result of certain adverse impacts on his position with the Company or compensation.
     The New Employment Agreements have eliminated the gross-up provisions that were contained in the Executives’ prior employment agreements. The New Employment Agreements also contain a confidentiality covenant regarding the Company’s proprietary information that runs for the duration of the Contract Period plus two years, a non-solicitation covenant that runs for the duration of the Contract Period and other provisions generally designed to ensure compliance with Section 409A of the Internal Revenue Code. Mr. Hurwitz is also subject to a noncompetition covenant for the duration of the Contract Period that covers the four largest real estate investment trusts (excluding the Company) based on market capitalization that focus primarily on neighborhood and community shopping centers (subject to a one percent public equity ownership exception).
     Additionally, under the terms of the New Wolstein Agreement:
•	The Company has discontinued providing Mr. Wolstein with a perquisite for personal use of Company-owned or Company-leased aircraft;

•	Any transition by Mr. Wolstein to service as Executive Chairman of the Company during the Contract Period will not have an impact on the vesting and exercise provisions of any prior or subsequent equity awards by the Company; and

•	If Mr. Wolstein’s employment with the Company is terminated during the Contract Period other than by the Board for cause, by Mr. Wolstein without good reason, or by reason of his death, he will be entitled to continued use of office space, office support and secretarial services at the Company’s expense until the earliest of the end of the Contract Period, his death, the date he begins other employment, or the third anniversary of his termination date. This period may be shorter than the period provided for under the Old Wolstein Agreement.
Change in Control Agreements with Mr. Wolstein and Mr. Hurwitz
     The New Wolstein Agreement supersedes and terminates in its entirety the Change in Control Agreement, dated as of October 15, 2008, between the Company and Mr. Wolstein, and the New Hurwitz Agreement supersedes and terminates in its entirety the Change in Control Agreement, dated as of October 15, 2008, between the Company and Mr. Hurwitz.
2009 Retention Equity Awards
     On July 29, 2009, the Board authorized and approved the grant of retention equity awards of restricted shares (the “Retention Equity Awards”) to the Company’s 49 officers under the Company’s equity-based award plans. The Retention Equity Awards will vest in annual 25% increments beginning on December 31, 2009 and on each of December 31, 2010, 2011 and 2012. There is no purchase price for the Retention Equity Awards. Subject to certain conditions, the Retention Equity Awards will earlier vest in the event of the awardee’s death or disability, or upon the occurrence of a termination without Cause within two years (three in the case of Mr. Wolstein) following a Change in Control or 409A Change in Control (as such terms are defined in the applicable equity-based award plan, if applicable, including the change to the definition of Change in Control described in the Company’s Current Report on Form 8-K filed on June 12, 2009). Further, if an awardee is otherwise terminated without Cause, unless otherwise determined by the Committee, the Retention Equity Awards will remain outstanding and continue to vest according to their original vesting terms. Unless otherwise determined by the Committee, the Retention Equity Awards will be forfeited in the event the awardee’s employment is otherwise terminated.
     The Company’s named executive officers received the following Retention Equity Awards:

Named Executive Officer	Number of Restricted Shares
Scott A. Wolstein	400,000
Daniel B. Hurwitz	240,000
William H. Schafer	40,000
David J. Oakes	80,000
Timothy J. Bruce	0*

*	As reported in the Company’s Current Report on Form 8-K filed on July 31, 2009, Mr. Bruce’s position with the Company has been terminated. As a result, Mr. Bruce did not participate in the Retention Equity Awards program.

Value Sharing Equity Program
     On July 29, 2009, the Board approved and adopted the Company’s Value Sharing Equity Program (the “VSEP”) and the grant of awards to the Company’s 49 officers under the VSEP and the Company’s equity-based award plans.
     The VSEP operates in conjunction with the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan, as amended and restated (or any other equity plan adopted by the Company) (the “Equity Plan”), and is designed to allow the Company to reward participants with a portion of “Value Created” (as described below) through the grant of awards under the Equity Plan.
     On six specified measurement dates, the Company will measure the Value Created during the period between the start of the VSEP and the applicable measurement date. Value Created is measured as the increase in the Company’s market capitalization (i.e., the product of the Company’s share price and the number of shares outstanding as of the measurement date), as adjusted for any equity issuances or equity repurchases, between the start of the VSEP and the applicable measurement date.
     Each participant will be assigned a “percentage share” of the Value Created. After the first measurement date, each participant will receive a number of Company shares with an aggregate value equal to two-sevenths of the participant’s percentage share of the Value Created. After each of the next four measurement dates, each participant will receive a number of Company shares with an aggregate value equal to three-sevenths, then four-sevenths, then five-sevenths, and then six-sevenths, respectively, of the participant’s percentage share of the Value Created. After the final measurement date, each participant will receive a number of Company shares with an aggregate value equal to the participant’s full percentage share of the Value Created. For each measurement date, however, the number of Company shares awarded to a participant will be reduced by the number of Company shares previously earned by the participant as of prior measurement dates. This will keep the participants from benefiting more than once for increases in the Company’s share price that occurred during earlier measurement periods.
     The Company shares granted to a participant will then be subject to an additional time-based vesting period. During this period, Company shares will generally vest in 20% annual increments beginning on the date of grant and on each of the first four anniversaries of the date of grant, subject in general to accelerated vesting upon the participant’s death or disability during the vesting period, or to continued vesting if required under certain executive employment agreements or for a termination of the participant’s employment without cause.
     The VSEP and the Company shares granted under the VSEP will be subject to the terms of the Equity Plan. Therefore, the number of Company shares granted under the VSEP cannot exceed the aggregate number of shares available for issuance under the Equity Plan. The VSEP, however, provides for cash payments to be made to participants if the number of shares they earn exceeds the Equity Plan’s limit on the number of shares available for awards. Likewise, under the Equity Plan, a participant will be limited in terms of being paid out Company shares in excess of an annual award limit set forth in the Equity Plan. The VSEP therefore allows participants to carry over to the following calendar year any earned Company shares that exceed this annual individual limit.
     In the event that a Change in Control (as defined in the VSEP) occurs before the VSEP’s final measurement date, the date of the Change in Control will be deemed a measurement date and each participant will be entitled to receive a final award for the Value Created as of the date of the Change in Control. Participants will also be entitled to receive a pro rata award if they die, become disabled or are terminated without cause during the VSEP. Participants will generally forfeit their awards if their employment with the Company is otherwise terminated.

     The Company’s named executive officers received the following Value Sharing Opportunity (as defined in the VSEP) under the VSEP:

Named Executive Officer	Value Sharing Opportunity
Scott A. Wolstein	0.7250% (72.50 basis points)
Daniel B. Hurwitz	0.5800% (58.00 basis points)
William H. Schafer	0.0725% (7.25 basis points)
David J. Oakes	0.1300% (13.00 basis points)
Timothy J. Bruce	0*

*	As reported in the Company’s Current Report on Form 8-K filed on July 31, 2009, Mr. Bruce’s position with the Company has been terminated. As a result, Mr. Bruce will not participate in the VSEP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ David Oakes
	Name:	David Oakes
	Title:	Senior Executive Vice President and Chief Investment Officer

Date: August 3, 2009